May 1, 1998


Board of Directors
Magna Group, Inc.
One Magna Place
1401 South Brentwood Boulevard
St. Louis, Missouri 63144-1401

        Re:     Registration Statement on Form S-8
                Charter Financial, Inc. 1997 Stock Option Plan
                Charter Bank, S.B. 1993 Incentive Stock Option Plan

Gentlemen:

         We have served as counsel to Magna Group, Inc. (the "Company") in connection with the various legal matters relating to the filing of Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 124,428 shares of common stock of the Company, par value $2.00 per share (the "Shares"), reserved for issuance in accordance with the Charter Financial, Inc. 1997 Stock Option Plan and the Charter Bank, S.B. 1993 Incentive Stock Option Plan (collectively, the "Plans").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation, as amended, and Bylaws, as amended, the Plans, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

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Board of Directors
Magna Group, Inc.
May 1, 1998
Page 2


         Based upon the foregoing, the undersigned is of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares available for issuance under the Plans, when issued in accordance with the Plans, will be validly issued and outstanding and will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plans.

                                            Very truly yours,

                                            /s/ Gallop, Johnson & Neuman, L.C.

                                            GALLOP, JOHNSON & NEUMAN, L.C.